AMENDED AND RESTATED ADMINISTRATION AGREEMENT

This Amended and Restated Administration Agreement (as may be further amended, restated and modified from time to time, the "Agreement") dated November 3, 2025, is made and entered into by and between TCW ASSET MANAGEMENT COMPANY LLC, a Delaware limited liability company (the "Administrator"), TCW STEEL CITY SENIOR LENDING BDC (formerly known as, TCW Steel City Perpetual Levered Fund LP), a Delaware statutory trust (the "Fund").

WHEREAS, the Fund is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act” or the “1940 Act”);

WHEREAS, on February 6, 2025, the Fund and the Administrator entered into an administration agreement, pursuant to which the Administrator agreed to furnish administrative services to the Fund (the “Initial Agreement”) as set out in the Initial Agreement; and

WHEREAS, the Fund and the Administrator desire to amend and restate the Initial Agreement in its entirety.

NOW, THEREFORE, the parties hereby agree that the Initial Agreement is hereby amended and restated in its entirety to read as follows (and that the Initial Agreement shall be of no further force and effect whatsoever after the date hereof):

1. Duties of the Administrator

(a) Employment of Administrator. The Fund hereby employs the Administrator to act as administrator of the Fund, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of TCW PT Management Company LLC, a Delaware limited liability company (the "Advisor"), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Fund in any way or otherwise be deemed agents of the Fund.

(b) Services. The Administrator shall perform (or oversee, or arrange for the performance of) the administrative services necessary for the operation of the Fund. Without limiting the generality of the foregoing, the Administrator shall:

(i) provide the Fund with general overhead, including office facilities and equipment, and clerical, bookkeeping and record keeping services at such facilities;

(ii) oversee the maintenance of the Fund’s financial records and otherwise assist with the Fund’s compliance with BDC and regulated investment company (“RIC”) rules;

(iii) monitor the payment of the Fund’s expenses;

(iv) on behalf of the Fund, conduct relations with custodians, depositories, transfer agents, disbursing agents, other servicing agents, accountants, attorneys, underwriters, brokers and dealers,

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corporate fiduciaries, insurers, banks and such other person in any other capacity deemed to be necessary or desirable, including, but not limited to, negotiating agreements, reviewing performance of duties and directing actions of any such third party service providers;

(v) be responsible for the financial and other records that the Fund is required to maintain and shall prepare and disseminate reports to shareholders and reports and other materials (if any) to be filed with the Securities and Exchange Commission ("SEC") or other regulators;

(vi) assist the Fund in determining and publishing (as necessary or appropriate) valuations, overseeing the preparation and filing of the Fund’s tax returns and generally overseeing the payment of the Fund’s expenses; and

(vii) provide such other services as the Administrator, subject to review by the Advisor or, the board of trustees of the Fund (the "Board of Trustees" or the “Board”), shall from time to time determine to be necessary or useful to perform its obligations under this Agreement.

The Administrator shall have the authority to execute, on behalf of the Fund, any orders, certifications or agreements incidental to the duties it performs for the Fund hereunder.

The Administrator shall make reports to the Board of Trustees, of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, provide any advice or recommendation relating to the securities and other assets that the Fund should purchase, retain or sell or any other investment advisory services to the Fund.

The Administrator will provide on the Fund’s behalf managerial assistance to those portfolio companies to which the Fund is required to provide such assistance.

The Administrator may engage one or more third parties to perform all or a portion of the foregoing services.

2. Records

The Administrator agrees to maintain and keep all books, accounts and other records of the Fund that relate to activities performed by the Administrator hereunder and will maintain and keep such books, accounts and records in accordance with the Investment Company Act. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it maintains for the Fund shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records that it maintains for the Fund pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3. Confidentiality

The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto,

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including nonpublic personal information (regulated pursuant to Regulation S-P), shall be used by any other party hereto solely for the purposes contemplated by this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

4. Compensation; Allocation of Costs and Expenses

In full consideration of the provision of the services of the Administrator, the Fund will reimburse the Administrator for expenses incurred by it on behalf of the Fund in performing its obligations under this Agreement. The Administrator may perform these services directly, may delegate some or all of them through the retention of a sub-administrator and may remove or replace any sub-administrator. The Administrator agrees that it will not charge total fees to the Fund pursuant to this Agreement that would exceed its reasonable estimate of what a qualified third party would charge to perform substantially similar services.

5. Limitation of Liability of the Administrator; Indemnification

Neither the Administrator, nor any current and former shareholders, officers, directors, employees, partners, members, managers, agents and other representatives of the Administrator, shall be liable or responsible to the Fund or any shareholder for any act or omission, including any mistake of fact or error in judgment, taken, suffered or made by such person, arising out of or in connection with such person's activities related to the Fund, provided that such person did not act in bad faith, and such act or omission does not constitute gross negligence, willful misconduct or fraud by the person. The Administrator shall be indemnified by the Fund as set out in the Fund governing documents.

6. Activities of the Administrator

The services of the Administrator to the Fund are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that directors, officers, employees and members of the Fund are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Fund as shareholders or otherwise.

7. Duration and Termination of this Agreement

(a) This Agreement shall become effective upon its execution and shall continue in effect until two years from the date hereof. Thereafter, this Agreement shall continue in effect from year to year, provided its continuance is specifically approved at least annually (a) by vote of a “majority of the outstanding voting securities” of the Fund or by vote of the Board, and (b) by vote of a majority of the “independent trustees” as set out under Section 2(a)(19) of the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval. The Fund (either by vote of its Board of Trustees or by vote of a “majority of the outstanding voting securities” of the Company) may, at any time and without payment of any penalty, terminate this Agreement upon 60 days’ written notice to the Administrator. This Agreement shall automatically and immediately terminate in the event of its “assignment.” The Administrator may terminate this Agreement without payment of any penalty on 60 days’ written notice to the Fund. This Agreement shall become effective as of the first date above written.

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(b) Notwithstanding the termination or expiration of this Agreement, the Administrator shall be entitled to any amounts owed under Section 4 through the date of termination or expiration and Section 5 shall continue in force and effect and apply to the Administrator and all indemnified parties as and to the extent applicable.

(c) This Agreement may not be assigned by a party without the consent of the other party; provided, however, that the rights and obligations of the Fund under this Agreement shall not be deemed to be assigned to a newly formed entity in the event of the merger of the Fund into, or conveyance of all of the assets of the Fund to, such newly formed entity, provided that the sole purpose of that merger or conveyance is to effect a mere change in the Fund’s legal form into another limited liability entity.

8. Notices

Any notice under this Agreement shall be given in writing, addressed and delivered to the party to this Agreement entitled to receive such notice at such address as such party may designate in writing and shall be deemed to have been given when personally delivered, mailed by certified mail, return receipt requested, sent by reliable overnight courier, or transmitted by electronic facsimile or electronic mail to the principal office of the Administrator or the Fund, as the case may be.

9. Non-waiver of Rights

Nothing contained in this Agreement shall constitute a waiver by the Fund of any of its legal rights under applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

10. Amendment

This Agreement may be modified or amended only by a writing signed by the parties hereto, provided, however, that the parties shall not amend this Agreement in a manner that is inconsistent with, or would result in a breach of, Fund governing documents.

11. Governing Law

This Agreement shall be construed in accordance with the laws of the State of New York (without giving effect to principles of conflict of laws of the State of New York) and the applicable provisions of the 1940 Act. To the extent applicable law of the State of New York, or any of the provisions herein conflict with applicable provisions of the 1940 Act, the latter shall control.

12. Sole Agreement

This Agreement reflects the sole understanding of the parties hereto with respect to the subject matter hereof and supersedes and replaces all agreements between the Fund and the Administrator with respect to the subject matter hereof.

13. Counterparts

This Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

14. Severability

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In the event that any provision or portion of this Agreement is determined to be invalid, illegal or unenforceable for any reason, in whole or in part, the remaining provisions or portion of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first above written.

TCW ASSET MANAGEMENT COMPANY LLC

By:	/s/ Richard Villa
Name: Richard Villa
Title: Executive Vice President

By:	/s/ Zachary Edelman
Name: Zachary Edelman
Title: Senior Vice President

TCW STEEL CITY SENIOR LENDING BDC

By:	/s/ Andrew Kim
Name: Andrew Kim
Title: Chief Financial Officer

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